Exhibit 21.1

Subsidiaries of Franklin Street Properties Corp.

                                                                 Jurisdiction of
Name                                                              Organization
----                                                              ------------

FSP Investments LLC                                               Massachusetts

FSP Property Management LLC                                       Massachusetts

FSP Holdings LLC                                                  Delaware

Essex Lane Associates Limited Partnership                         Massachusetts

FSP Austin N.W. Limited Partnership                               Massachusetts

FSP Blue Ravine Limited Partnership                               Massachusetts

FSP Bollman Place Limited Partnership                             Massachusetts

FSP Gateway Crossing Limited Partnership                          Massachusetts

FSP Hillview Center Limited Partnership                           Massachusetts

FSP Lyberty Way Limited Partnership                               Massachusetts

FSP North Andover Office Park Limited Partnership                 Massachusetts

FSP Park Seneca Limited Partnership                               Massachusetts

FSP Piedmont Center Limited Partnership                           Massachusetts

FSP Santa Clara Limited Partnership                               Massachusetts

FSP Silverside Plantation Limited Partnership                     Massachusetts

FSP Southfield Centre Limited Partnership                         Massachusetts

FSP Telecom Business Center Limited Partnership                   Massachusetts

One Technology Drive Limited Partnership                          Massachusetts

FSP Gael Apartments Limited Partnership                           Texas

FSP Goldentop Technology Center Limited Partnership               California

FSP Merrywood Apartments Limited Partnership                      Texas

FSP Park Ten Limited Partnership                                  Texas

FSP Timberlake Corp.                                              Delaware

FSP Timberlake East Corp.                                         Delaware

FSP Forest Park IV NC Limited Partnership                         North Carolina